Exhibit 99.1

The Elmet Group Secures Long-Term Tungsten Offtake Agreement

with Tungsten West’s Hemerdon Mine

Agreement expected to expand and strengthen tungsten supply chains across the U.S., UK,

and allied nations with one of the world’s largest tungsten deposits

Further advances the objectives of the United States Department of War’s $450 million committed investment announced September 14, 2026

Represents more than $230 million annually in offtake at current APT tungsten prices

PORTLAND, Maine — September 22, 2026 — The Elmet Group Co. (NASDAQ: ELMT) (“ELMT” or the “Company”), a U.S.-based provider of critical materials, precision-engineered components, and advanced high-energy systems, today announced that it has signed a long-term tungsten concentrate offtake agreement with Tungsten West plc (AIM: TUN) (“Tungsten West”) covering production from the Hemerdon Mine in Devon, England (“Hemerdon”), one of the largest tungsten deposits in the world.

Under the terms of the agreement, ELMT expects to take more than 1,000 metric tonnes per year of tungsten concentrate (WO₃ equivalent) from Hemerdon, with both parties aiming to increase production volumes over time. Material will be converted into ammonium paratungstate (“APT”) and downstream tungsten intermediates through ELMT’s allied refining network, followed by delivery into ELMT’s U.S. manufacturing operations in Maine, Michigan, Ohio, and ELMT’s Schwabmünchen, Germany plant, pending the closing of the previously announced asset purchase agreement with OSRAM GmbH, if supplies exist. Ultimately, this U.S.-UK partnership is expected to support customers across aerospace, defense, energy, medical, industrial, and semiconductor markets.

The UK government’s strategic investment in Tungsten West, announced on August 25, 2026, complements the U.S. Department of War’s (“DoW”) landmark investment in ELMT announced on September 14, 2026, underscoring the importance both governments place on building resilient, allied supply chains for critical materials. The offtake will be managed through Elmet Refining & Trading (“ERT”), the Company’s new division established in connection with the DoW investment to secure long-term access to critical materials and coordinate sourcing, conversion, and delivery across ELMT’s supply relationships.

“Our agreement with Tungsten West further builds upon the landmark investment we received from the Department of War and advances our strategy to build a resilient critical materials supply chain,” said The Elmet Group CEO and Chairman Peter V. Anania. “The Elmet Group and Tungsten West are firmly aligned in our commitment to securing domestic and allied production, supply, and consistency for customers across the full breadth of critical materials end markets.”

“This partnership arrives at a pivotal moment in Tungsten West’s history, with processing operations underway and continuing to ramp at Hemerdon,” said Tungsten West CEO Jeffery Court. “In addition to supporting the creation of hundreds of jobs in the UK, we believe our offtake agreement with ELMT solidifies our position as a leading Western producer of tungsten and enables us to contribute to the creation of a resilient tungsten supply chain for the U.S., UK and our other allies.”

Following the £71 million strategic investment from the UK Government’s National Wealth Fund, Tungsten West has initiated processing efforts at Hemerdon. The mine is targeting ramp-up to full-scale production by the end of the first quarter of 2027.

ELMT and Tungsten West have been engaged in discussions for more than a year to identify the best approach for combining production from Hemerdon with the conversion relationships, customer base, and North American platform at ELMT. The two companies are closely aligned on the strategic objective of maximizing the volume of allied-sourced tungsten available to U.S. and UK industries and are committed to maintaining a long-term collaborative effort as Hemerdon ramps up production later this year. The partnership is designed to serve customers on both sides of the Atlantic, supporting a range of strategically important U.S. and UK industries with a secure, allied source of tungsten.

This announcement follows the landmark investment ELMT received from the DoW, announced on September 14, 2026, allowing the Company to further enhance its standing as a leading provider of strategically important raw materials.

“This announcement builds on our partnership with the United States, working together in areas like mining and processing, helping crucial sectors like defense and clean energy in both countries get the minerals they need,” said UK Minister for Reindustrialization Blair McDougall. “This is our Critical Minerals Strategy in action – forging ambitious international partnerships that strengthen our economic security and help build more resilient, sustainable critical minerals supply chains.”

Investor Business Update

As a result of these recent developments, ELMT management will temporarily postpone its standalone Investor Business Update, previously announced for September 24, 2026. The Company will continue to disclose additional updates, as appropriate, and intends to provide further scheduling information in the near future.

About Tungsten West

Tungsten West plc is a UK mining company focused on restarting production at the Hemerdon tungsten and tin mine in South Devon, England. Hemerdon is one of the largest tungsten resources in the world and benefits from substantial existing infrastructure, including a partially developed open pit, processing plant, and integrated mine waste facility.

About The Elmet Group

The Elmet Group is a U.S.-based provider of critical materials, precision-engineered components, and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through three divisions: Critical Materials Components (CMC), Engineered Microwave Products (EMP), and Elmet Refining & Trading (ERT), leveraging materials science and precision engineering expertise to deliver high-performance solutions. The Elmet Group is dedicated to strengthening domestic manufacturing capabilities to support the U.S. and its Allies’ needs in both critical materials and advanced high-power microwave systems.

Media Contact
media@theelmetgroup.com

Investor Contact
Tom Colton and Greg Bradbury
Gateway Group, Inc.
ELMT@gateway-grp.com
949-574-3860

Forward-looking statements disclaimer

The information in this press release includes forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements generally relate to future events or our future financial or operating performance and include statements regarding (i) the number of metric tonnes of tungsten concentrate ELMT expects to take from Hemerdon and Hemerdon’s ability to produce such amount; (ii) the conversion of the tungsten concentrate; (iii) the ability of the partnership to support customers across aerospace, defense, energy, medical, industrial, and semiconductor markets; (iv) the commitment and ability of ELMT and Tungsten West to secure domestic and allied production, supply, and consistency for customers across the full breadth of critical end markets; (v) the expected timing of the ramp-up to production for the Hemerdon mine; (vi) the creation of jobs in the United Kingdom; and (vii) ELMT’s future performance, expected outcomes and strategic initiatives.

When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Elmet’s Registration Statement on Form S-1, as amended (File No. 333-294725) and subsequent filings Elmet makes with the Securities and Exchange Commission. Elmet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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